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                                                                    EXHIBIT 3.45


                          AMENDED AND RESTATED BYLAWS
                                       OF
                                METALCHEM, INC.


                           Effective December 1, 2003



                              ARTICLE 1 - OFFICES


     SECTION 1.1 REGISTERED OFFICE. The location and post office address of the registered office of MetalChem, Inc. (the "Corporation") in Pennsylvania shall be 1725 Washington Road, Suite 102, Pittsburgh, Pennsylvania 15241, or such other location as authorized by the Board of Directors of the Corporation from time to time.

     SECTION 1.2 OTHER OFFICES. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint and the business of the Corporation may require.


                        ARTICLE 2 - SHAREHOLDER MEETINGS

     SECTION 2.1 ANNUAL MEETING OF SHAREHOLDERS. The shareholders the Corporation shall hold an annual meeting for the purpose of electing a Board of Directors and transacting any other business that properly may be brought before the meeting. The annual meeting of the shareholders of the Corporation shall be held on a date determined by the Board of Directors, at the registered office of the Corporation, or at such other date and place as may from time to time be determined by the Board of Directors.

     SECTION 2.2 SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders may be called at any time by the President, the Board of Directors, or any shareholder(s) entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast at the particular meeting.

     SECTION 2.3 NOTICE OF MEETINGS OF SHAREHOLDERS. Written notice of the annual meeting and written notice of special meetings of the shareholders shall be given to each shareholder entitled to vote at the meeting at least five (5) days prior to the date of the meeting, except in cases where earlier notice is required by law.

     SECTION 2.4 VOTING RIGHTS OF SHAREHOLDERS. Every shareholder shall be entitled to one (1) vote for every share outstanding in the shareholder's name on the books of the Corporation.

     SECTION 2.5 QUORUM, MAJORITY, ACTIONS AND ADJOURNMENT. A meeting of the shareholders shall not be organized for the transaction of business unless a quorum is present. A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. A majority of votes cast at a duly organized meeting shall decide


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each matter submitted to the shareholders, except: (a) where the vote of a larger number of shares is required by law, the Articles of Incorporation, or the Bylaws; and (b) in the election of directors, in which case the candidates receiving the highest number of votes shall be elected. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meetings to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     SECTION 2.6. ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, provided that all of the shareholders of the Corporation unanimously consent to the action in writing, which writing shall specify the action so taken, shall be signed by all the shareholders of the Corporation who would be entitled to vote at a meeting for the purpose of deciding whether to take such action, and shall be filed with the Secretary of the Corporation.

     SECTION 2.7. ACTION BY PARTIAL WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders of the Corporation entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. An action taken pursuant to this Section 2.7 shall not become effective until after at least ten (10) days' notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

     SECTION 2.8. PROXY. Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for him or her by proxy. In order to be effective, every proxy shall be executed in writing by the shareholder, and shall be filed with the Secretary of the Corporation. A proxy shall be revocable at will, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

                             ARTICLE 3 - DIRECTORS

     SECTION 3.1. AUTHORITY. The business and affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 3.2. NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than one (1) nor more than nine (9) directors.


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     SECTION 3.3.  ELECTION AND APPOINTMENT. Directors shall be elected annually by the shareholders. Each director shall be elected for a term of one (1) year and until such director's successor shall be elected and qualify, or until the director's earlier death, resignation, or removal.

     SECTION 3.4. RESIGNATION. Any director may resign at any time by written notice to the Corporation. A resignation shall be effective on receipt of the notice of resignation by the Corporation or at any later date specified by the resigning director in the notice of resignation. Unless otherwise specified in the notice of resignation, acceptance of the resignation shall not be necessary to make it effective.

     SECTION 3.5. REMOVAL OF DIRECTORS BY THE SHAREHOLDERS. The entire Board of Directors or any individual director(s) may be removed from office with or without cause by vote of the shareholders, or, if the Board is classified, by vote of the holders of the class or series of shares entitled to elect such directors. In case of such removal, new directors may be elected at the same meeting.

     SECTION 3.6. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term. When one or more directors resign from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

     SECTION 3.7. MEETINGS OF THE BOARD OF DIRECTORS. Meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as the directors may from time to time appoint, or as may be designated in the notice calling the meeting. Regular meetings of the Board of Directors may be held without notice at such places and times as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or by the Secretary upon no less than forty eight
(48) hours' notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of the meeting.

     SECTION 3.8. VOTING RIGHTS OF DIRECTORS. Every director shall be entitled to one (1) vote.

     SECTION 3.9. QUORUM AND MAJORITY ACTION. A majority of the directors in office shall constitute a quorum for the transaction of business. A majority of the directors present at a meeting at which a quorum is present shall decide each matter considered. A director may not vote or otherwise act by proxy at a meeting of the Board of Directors.

     SECTION 3.10. ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if, prior or subsequent to the action, a consent or consents thereto by all the directors of the Corporation who would be entitled to vote at a meeting for the purpose of deciding whether to take such action are filed with the Secretary of the Corporation.


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     SECTION 3.11. COMMITTEES. The Board of Directors may establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or the Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following: (a) the submission to shareholders of any action requiring approval of shareholders; (b) the creation or filling of vacancies in the Board of Directors, (c) the adoption, amendment or repeal of Bylaws; (d) the amendment or repeal of any resolutions of the Board that by its terms is amendable or repealable only by the Board; and (e) action on matters committed by the Bylaws or resolution of the Board exclusively to another committee of the Board. Each committee of the Board shall serve at the pleasure of the Board. Any provision of the law relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this section.

     SECTION 3.12. COMPENSATION. The Board of Directors may fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.

                        ARTICLE 4 - OFFICERS AND AGENTS

     SECTION 4.1 ELECTION. The officers of the Corporation shall be elected or appointed by the directors and shall be a President, Secretary and Treasurer or persons who act as such, regardless of the name or title by which they are designated, elected or appointed. The Board of Directors may elect or appoint a chairperson of the Board, one or more Vice Presidents, and such other officers, assistant officers and agents as it shall deem necessary, who shall have such authority and shall perform such duties as shall be prescribed from time to time by the Board of Directors. Any number of offices may be held by the same person.

     SECTION 4.2. TERM OF OFFICE. Each officer shall hold office for a term of one year from the date elected and until a successor has been selected and qualified or until such officer's earlier death, resignation or removal. All officers of the Corporation shall hold office at the pleasure of the Board of Directors.

     SECTION 4.3. REMOVAL; RESIGNATION. Any officer elected by the Board may be removed by the Board with or without cause. The removal shall be without prejudice to any contract rights that the officer may have. Election of an officer shall not, in and of itself, create contract rights. Any officer may resign at any time by giving written notice to the Corporation. The resignation shall take effect on the date of the receipt of the notice, or at any later time specified in the notice. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

     SECTION 4.4. VACANCIES. Any vacancy in the offices of President, Treasurer or Secretary shall be filled as promptly as practicable by the Board. Any vacancy in any other office may be filled by the Board at its discretion.

     SECTION 4.5. SALARIES. Unless otherwise provided by the Board of Directors, the salaries of each of the officers elected by the Board of Directors shall be fixed from time to time by the Board

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of Directors and the salaries of all other officers of the Corporation shall be fixed from time to time by the President or such other person as may be designated from time to time by the President or the Board of Directors.

     SECTION 4.6. POWERS AND DUTIES. The officers of the Corporation shall have such authority and perform such duties in the management of the Corporation as set forth in these Bylaws and as from time to time determined by the Board of Directors and, in the case of all officers other than the President, the President, provided that any such additional authority or duties are not inconsistent with the provisions of these Bylaws. Without limiting the foregoing, the officers shall have the duties and responsibilities set forth below.

     SECTION 4.7. CHAIRPERSON OF THE BOARD OF DIRECTORS. The Chairperson of the Board of Directors, if any, shall preside at all meetings of the shareholders and of the directors at which he or she is present, and shall have such authority and perform such duties as the Board of Directors may from time to time designate.

     SECTION 4.8. PRESIDENT. The President shall be the chief executive officer of the Corporation and, as such, shall have general supervision of the business and affairs of the Corporation, subject to the control of the Board of Directors. The President shall be a member ex officio of each standing committee to which he or she is not personally appointed. Subject to the control of the Board of Directors, the President may enter into any contract or execute and deliver any instruments on behalf of the Corporation. In the absence of the Chairperson of the Board of Directors, if any, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors that he or she attends. In general, the President shall perform all duties incident to the office of president, and any other duties that may be assigned by the Board of Directors from time to time.

     SECTION 4.9. VICE PRESIDENT. Each Vice President, if any, shall perform such duties as may be assigned to him or her by the Board of Directors or the President. In the absence or disability of the President, the most senior in rank of the Vice Presidents, if any, shall perform the duties of the President.

     SECTION 4.10. SECRETARY. The Secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the Board of Directors, and any committees of the Board of Directors in one or more books kept for that purpose,
(b) have custody of the corporate records, stock books and stock ledgers of the Corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the Secretary by such shareholder, (d) see that all notices are duly given in accordance with law, the Articles of Incorporation, and these Bylaws, and (e) in general perform all the usual duties incident to the office of secretary and such other duties as may be assigned to him or her by the Board of Directors or the President from time to time.

     SECTION 4.11. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. The Treasurer shall deposit all funds in the name of the Corporation in the institutions selected by the Board of Directors. The Treasurer shall keep or cause to be kept books of account on behalf of the Corporation and shall make these


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books available to any of the directors of the Corporation during business hours at the office of the Corporation where the books and records are kept. In general, the Treasurer shall perform all the duties incident to the office of treasurer and any other duties that may be assigned by the President or the Board of Directors from time to time.

                         ARTICLE 5 - CORPORATE RECORDS

      SECTION 5.1. CORPORATE BOOKS. There shall be kept at the registered office or principal place of business of the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its Bylaws, including all amendments or alterations thereto to date. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and classes of shares held by each.

      SECTION 5.2. EXAMINATION OF BOOKS BY SHAREHOLDERS. Every shareholder shall, upon written demand under oath stating purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours of business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in this Commonwealth or at its principal place of business.

                ARTICLE 6 - SHARE CERTIFICATES, DIVIDENDS, ETC.

      SECTION 6.1. SHARE CERTIFICATES. Share certificates of the Corporation shall be in such form as shall be approved by the Board of Directors and shall state: (i) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (ii) the name of the person to whom issued, and
(iii) the number and class of shares and the designation of the series, if any, which the share certificate represents. Share certificates shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the President or any Vice President and countersigned by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary.

      SECTION 6.2. TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by his or her attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

      SECTION 6.3. RECORD DATES. The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, the date fixed for the payment of any dividend or distribution, the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for determining the


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shareholders entitled to notice of, or to vote at, such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by such shareholder to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

      SECTION 6.4 LOST AND DESTROYED CERTIFICATES. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      SECTION 6.5 DECLARATION OF DIVIDENDS. The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

      SECTION 6.6 RESERVES. Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation. The directors may abolish any such reserve in the manner in which it was created.

             ARTICLE 7 - INDEMNIFICATION AND LIMITATION OF PERSONAL
                      LIABILITY OF DIRECTORS AND OFFICERS

      SECTION 7.1 PERSONAL LIABILITY.

            (a) GENERAL RULE. A director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action, except to the extent that exemption from liability for monetary damages is not permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect. The provisions of this Subsection 7.1(a) are intended to exempt the directors of the Corporation from liability for monetary damages to the maximum extent permitted under Pennsylvania law.


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          (b) SPECIFIC RULE. Without limitation of Subsection 7.1(a) above, a director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his or her office under Chapter 17 of the Pennsylvania Business Corporation Law of 1988 (as the same may be amended or modified from time to time, the "PaBCL"); and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of the preceding sentence shall not exempt a director from: (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     SECTION 7.2. INDEMNIFICATION.

          (a) GENERAL RULE. Subject to the provisions of Section 7.2(b) below, the Corporation shall, to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect, indemnify any person (and his or her heirs, executors and administrators) who was or is a party, witness or other participant, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, actions by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

          (b) STANDARD OF CONDUCT. Except as provided in Section 7.2(d) below, indemnification shall be provided under Section 7.2(a) above only if it is determined in accordance with the procedure set forth in Section 7.2(c) below that: (i) the person seeking indemnification acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; and (ii) the act or failure to act giving rise to the claim for indemnification does not constitute willful misconduct or recklessness. Notwithstanding the foregoing, no person shall be indemnified in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; nor shall any person be indemnified in any case where indemnification under this
Section 7.2 is impermissible under controlling law.

          (c) PROCEDURE. Except as provided under Section 7.2(d) below, indemnification under Section 7.2(a) above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standard of conduct set forth in Section 7.2(b) above. All such determinations shall be made in accordance with the following procedure:

               (i) METHOD OF DETERMINATION: All determinations shall be made:
          (A) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification



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        is sought; or (B) in the event that such a quorum is not obtainable, or, even if obtainable, a majority of such quorum so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the person seeking indemnification; or (C) by the shareholders.

                (ii) SELECTION AND PAYMENT OF INDEPENDENT COUNSEL: IN the event that a determination is to be made by Independent Counsel, such Independent Counsel shall be selected by the Board of Directors and the law firm or person so selected shall be subject to the approval of the person seeking indemnification, which approval shall not be unreasonably withheld. The Corporation shall pay all reasonable fees and expenses of the Independent Counsel. For purposes of this Section 7.2, "Independent Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of corporate law and that has not in the immediately preceding five years been retained to represent the Corporation, the person seeking indemnification or any other party to the action, suit or proceeding giving rise to the claim for indemnification.

               (iii) NO PRESUMPTION: The termination of any action, suit or proceeding referred to in Section 7.2(a) above or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that a person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or that the act or failure to act giving rise to the claim for indemnification constitutes willful misconduct or negligence.

        (d) SUCCESSFUL DEFENSE. Notwithstanding any other provisions of this Article, to the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.2(a) above or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against all expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses) actually and reasonably incurred by such person in connection therewith.

        (e) ADVANCE PAYMENT OF EXPENSES. Subject to such terms, conditions and limitations, if any, as the Board of Directors may in its discretion determine to be appropriate, the Corporation shall advance all reasonable expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses) reasonably incurred in connection with the defense of or other response to any action, suit or proceeding referred to in Section 7.2(a) above upon receipt of an undertaking by or on behalf of the person seeking the advance to repay all amounts advanced if it shall ultimately be determined upon final disposition of such action, suit or proceeding that such person is not entitled to be indemnified by the Corporation under the provisions of this Article 7 or otherwise. Notwithstanding the provisions of the preceding sentence, the Corporation shall not be required to make any advance payment of expenses (or to make any further advance if one or more advances shall have been previously made) in the event that a determination is made by the Board of Directors that the making of an advance or further advance would be inappropriate in the circumstances.


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          (f) NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the person seeking indemnification has otherwise actually received payment under any insurance policy, contract, agreement or otherwise.

          (g) INSURANCE. The Corporation may purchase and maintain at its own expense one or more policies of insurance to protect itself and to protect any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in such capacity, whether or not the Corporation would have the authority to indemnify such person against any such expense, liability or loss under this Article or under the laws of the Commonwealth of Pennsylvania.

          (h) INDEMNIFICATION AGREEMENTS. The Corporation shall have authority by vote of a majority of the Board of Directors to enter into an Indemnification Agreement with any person who may be indemnified by the Corporation pursuant to the provisions of this Article 7 or otherwise. Any such Indemnification Agreement may contain such terms and conditions as a majority of the Board of Directors shall in the exercise of its discretion determine to be necessary or appropriate, provided that such terms and conditions may not be inconsistent with the substantive provisions of this Article. The fact that the Corporation has not entered into an Indemnification Agreement with any person shall not in any way limit the indemnification rights of such person under this Article 7 or otherwise.

          (i) NON-EXCLUSIVITY. The right to indemnification and to the payment of expenses incurred in defending against or otherwise responding to any action, suit or proceeding in advance of its final disposition as set forth in this Article shall not be exclusive of any other rights which any person may now have or hereafter acquire under any agreement, vote of shareholders, vote of disinterested directors, or under any applicable law or under the Articles of Incorporation of the Corporation, or otherwise.

          (j) SURVIVAL OF RIGHTS. The Indemnification rights provided to a person under the provisions of this Article shall continue after such person ceases to be a director or officer of the Corporation or of another entity referred to Section 7.2(a) above, as to any action taken, any failure to take action, or any events which occurred while such person was a director or officer of the Corporation or of such an entity.

     SECTION 7.3. MODIFICATION OR REPEAL. The provisions of this Article 7 may be modified or repealed by the shareholders in accordance with the procedures for amending these Bylaws, provided, however, that any such modification or repeal shall not have any effect upon the liability or indemnification of a director or officer relating to any action taken, any failure to take any action, or events which occurred prior to the effective date of such modification or repeal.

     SECTION 7.4. RELIANCE ON PROVISIONS. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided in this Article 7.


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     SECTION 7.5. INTERPRETATION. The provisions of this Article 7 are intended to constitute bylaws authorized by 15 Pa. Cons. Stat. Ann. Sections 1713 and
1746.

                           ARTICLE 8 - MISCELLANEOUS

     SECTION 8.1. DETERMINATION OF FISCAL YEAR. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

     SECTION 8.2. USE OF CONFERENCE TELEPHONE OR OTHER ELECTRONIC TECHNOLOGY.

          (a) DIRECTORS. One or more persons may participate in a meeting of the Board of Directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

          (b) SHAREHOLDERS. The presence or participation, including voting and taking other action, at a meeting of shareholders or the expression of consent or dissent to corporate action by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder.

     SECTION 8.3. MANNER OF GIVING NOTICE.

          (a) Any notice required to be given to any person under the provisions of the PaBCL, the Articles of Incorporation or these Bylaws shall be given to the person either personally or be sending a copy thereof:

                (i)  By first class or express mail, postage prepaid, or courier service, charges prepaid, to such person's postal address appearing on the books of the Corporation or, in the case of directors, supplied by such person to the Corporation for the purpose of notice. Notice pursuant to this subparagraph shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person.

                (ii) By facsimile transmission, e-mail or other electronic communication to such person's facsimile number or address for e-mail or other electronic communication supplied by such person to the Corporation for the purpose of notice. Notice pursuant to this subparagraph shall be deemed to have been given to the person entitled thereto when sent.

          (b) A notice of meeting shall specify the day and hour and geographic location, if any, of the meeting and any other information required by any other provision of the PaBCL, the Articles of Incorporation or these Bylaws.


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     SECTION 8.4. WAIVER OF NOTICE. Whenever any written notice is required to be given by statute or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     SECTION 8.5 AMENDMENT. These Bylaws may be amended or repealed, or new Bylaws may be adopted, either (a) by vote of the shareholders at any duly organized annual or special meeting of the shareholders, or (b) with respect to those matters that are not by statute committed expressly to the shareholder and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of directors. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of the Bylaws. There shall be included in, or enclosed with, the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                                      Adopted as of the date first written above


                                      /s/ Robert R. Holian
                                      ---------------------------
                                      Robert R. Holian, Secretary



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